Exhibit 5.1

August 25, 2025

Chesapeake Utilities Corporation

500 Energy Lane

Dover, Delaware 19901

Ladies and Gentlemen:

We have acted as counsel for Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (as may be amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company of up to 2,522,078 shares of the Company’s common stock, par value $0.4867 per share (the “Shares”) issuable pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

In connection with the opinions expressed herein, we have examined and relied upon copies of such documents, records, instruments, agreements, and matters of law as we have deemed relevant or necessary for purposes of this opinion, including, without limitation, (i) the Registration Statement, (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended to date, (iii) the Company’s Amended and Restated Bylaws of the Company, as amended to date, (iv) the Plan, (v) records of meetings and consents of the Board of Directors (the “Board”) of the Company provided to us by the Company, (vi) a certificate executed by an officer of the Company dated as of the date hereof, and (vii) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated herein. With respect to such examination, we have assumed, but have not independently verified, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, the authenticity of the originals of those latter documents, the accuracy, completeness, and authenticity of certificates of public officials, and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents. As to questions of fact material to this opinion, we have relied exclusively, without independent investigation or verification, upon the above-described documents and on certain representations of certain officers of the Company. With respect to our opinion as to the Shares, we have assumed that the consideration to be paid in connection with the sale of the Shares will be in accordance with the Plan and the Registration Statement.

Based on the foregoing, and subject to further limitations, qualifications, and assumptions set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly authorized and, following (i) effectiveness of the Registration Statement, (ii) the issuance of the Shares in accordance with the terms and the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the Plan, the Shares will be validly issued, fully paid, and nonassessable.

Chesapeake Utilities Corporation

August 25, 2025

We are opining solely on all applicable statutory provisions of the General Corporation Law of the State of Delaware, including the rules and regulations underlying those provisions, and we do not express any opinion as to the laws of any other jurisdiction.

In addition, the foregoing opinions are qualified to the extent that (i) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (ii) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Opinion” in the prospectus included in the Registration Statement. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP

Baker & Hostetler LLP